UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2017 (January 6, 2017)

MYOS RENS TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53298	90-0772394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Horsehill Road, Suite 106 Cedar Knolls, New Jersey	07927
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (973) 509-0444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 6, 2017, the board of directors (the “Board”) of MYOS RENS Technology Inc. (the “Company”), approved the amendment and restatement of the Company's bylaws (the “Amended and Restated Bylaws”). As the Company’s prior bylaws had not been amended since their adoption in April 2007, the Amended and Restated Bylaws are intended to conform to current public company practice. The Amended and Restated Bylaws provide, among other things:

•	that advance notice of stockholder proposals and stockholder nominations be submitted to the Company in connection with business intended to be brought before meetings of stockholders;
•	that stockholders provide certain information and comply with other procedures for stockholder proposals and stockholder nominations;
•	that holders of one-third of the shares of the Company will constitute a quorum at any meetings of stockholders for the transaction of business;
•	that the Company’s stockholders may not: (i) act by written consent in lieu of a meeting of stockholders or (ii) call a special meeting of stockholders;
•	that the number of directors on the Board be determined from time to time by the Board, but shall not be less than one director;
•	that stockholders may remove a member of the Board by the affirmative vote of holders of 66 2/3% of the issued and outstanding shares of the Company at a duly-called meeting of stockholders;
•	that special meetings of stockholders may be called by the chief executive officer or secretary only upon the written request of a majority of the Board;
•	for the appointment and removal of officers of the Company;
•	that officers and directors of the Company shall not be personally liable to the Company, subject to limited exceptions;
•	that the Company is required to indemnify, hold harmless and advance expenses, to certain indemnitees, subject to limited exceptions;
•	that certain stockholders of record are entitled to inspect certain records of the Company;
•	that state or federal courts in Las Vegas, Clark Country, State of Nevada will be the sole and exclusive forum for certain litigation by the stockholders of the Company; and
•	that the Board, and holders of 66 2/3% of the issued and outstanding shares of the Company at a duly-called meeting of stockholders, can amend the Amended and Restated Bylaws.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On January 6, 2017, the Company commenced an action in the Supreme Court of New York, County of New York, against RENS Technology, Inc., RENS Agriculture Science & Technology Co., Ltd (“RENS Agriculture”), the parent company of RENS Technology, and Ren Ren, a principal in both entities and a director of the Company, arising from RENS Technology’s breach of a Securities Purchase Agreement under which RENS Technology agreed to invest an aggregate of $20.25 million in the Company in exchange for an aggregate of 3,537,037 shares of common stock of the Company and warrants to purchase an aggregate of 884,259 shares of common stock.  In addition to seeking compensatory, consequential and other damages in the action, the Company asked the Court to preliminarily restrain RENS Technology and its agents and representatives, including, but not limited to, RENS Agriculture and Ren Ren, from selling, transferring, conveying, assigning, hypothecating or encumbering 1,500,000 shares of common stock of the Company and a warrant permitting the purchase of 375,000 share at a price of $7.00 per share that RENS Technology had purchased under the Securities Purchase Agreement and, after the parties had an opportunity to submit opposition and reply papers in connection with the Company’s application, a preliminary injunction prohibiting RENS Technology from selling, transferring, conveying, assigning, hypothecating or encumbering the 1,500,000 shares and warrant during the pendency of the action and an order attaching the stock and warrant to satisfy any judgment entered in favor of the Company.

On January 11, 2017, the Court granted the Company the preliminary restraints that it requested, which prevents RENS Technology, among others, from selling, transferring, conveying, assigning, hypothecating or encumbering the 1,500,000 shares of the Company’s common stock or the aforementioned warrant.  The Court scheduled a hearing on February 14, 2016, at which time the Court will determine whether to issue a preliminary injunction containing the same relief and order the attachment of the stock and warrant to satisfy any judgment entered in favor of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws of MYOS RENS Technology Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYOS RENS TECHNOLOGY INC.

Dated: January 11, 2017	By:	/s/ Joseph Mannello
	Name:	Joseph Mannello
	Title:	Interim Chief Executive Officer